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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

                            (312) 861-2000                          Facsimile:
                                                                  (312) 861-2200

                                 March 25, 2002


                                                                     EXHIBIT 5.1

Navistar Financial Retail Receivables Corporation
c/o Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

     Re:  Navistar Financial Retail Receivables Corporation
          Registration Statement on Form S-3 (No. 333-67112)

          We have acted as special counsel to Navistar Financial Retail Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the prospectus and form of prospectus supplement included therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each, a "Prospectus Supplement") to the prospectus (the "Prospectus") included in the Registration Statement.

          As described in the Registration Statement, the Securities of each series will be issued by an owner trust or a grantor trust to be formed with respect to such series (an "Owner Trust" or a "Grantor Trust", as the case may be). Each Owner Trust will be a Delaware business trust or common law trust to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and an Owner Trustee to be specified in the related Prospectus Supplement. Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, and a Grantor Trustee to be specified in the related Prospectus Supplement. Each series of Securities issued by an Owner Trust may include one or more classes of Asset Backed Notes (the "Notes") and one or more classes of Asset Backed Certificates (the "Owner Certificates and, collectively with the Notes, the "Owner Securities"). Each series of Certificates issued by a Grantor Trust will consist of two classes of Certificates, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (collectively with the Class A Certificates, the "Grantor Certificates"). With respect to any Grantor

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     Trust, only the Class A Certificates will be registered. For each series of
Owner Securities, the Owner Certificates will be issued pursuant to a Trust Agreement, and the Notes will be issued pursuant to an Indenture (each, an "Indenture") by and between the Owner Trust and an Indenture Trustee to be specified in the related Prospectus Supplement. Each series of Grantor Certificates will be issued pursuant to a Grantor Trust Pooling and Servicing Agreement.

          We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, the Owner Certificates and Grantor Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference into the Registration Statement, (i) the forms of Indenture including the forms of Notes as exhibits thereto, (ii) the form of Trust Agreement (including the forms of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate") and the forms of Owner Certificates included as an exhibit thereto, (iii) the form of Owner Trust Pooling Agreement between the Company and the Owner Trust, (iv) the forms of Purchase Agreement between Navistar Financial Corporation and the Company, (v) the form of Grantor Trust Pooling and Servicing Agreement (including the form of Class A Certificates included as an exhibit thereto), (vi) the form of Servicing Agreement among the Company, Navistar Leasing Company, Harco Leasing Company, Inc., The Bank of New York, as Collateral Agent, Bank One National Association, as Portfolio Trustee, the Owner Trustee and Navistar Financial Corporation,
(vii) the Titling Trust Agreement between Harco Leasing Company, Inc., the General Interest Trustee and the Delaware Trustee, (viii) the form of Titling Trust Supplement between Harco Leasing Company, Inc., the General Interest Trustee, the Delaware Trustee and the Portfolio Trustee, (ix) the Collateral Agency Agreement between Harco Leasing Company, Inc., Navistar Leasing Company, Navistar Financial Corporation and the Collateral Agent, (x) the form of Collateral Supplement between Harco Leasing Company, Inc., Navistar Leasing Company, Navistar Financial Corporation, the Titling Trust, the Indenture Trustee and the Collateral Agent, (xi) the form of Lease Purchase Agreement between Harco Leasing Company, Inc. and Navistar Financial Corporation, (xii) the Origination and Servicing Agreement between Harco Leasing Company, Inc., Navistar Leasing Company, Navistar Financial Corporation, the Titling Trust, the Indenture Trustee and the Collateral Agent, (xiii) the form of Custodian Agreement between Navistar Financial Corporation and the Company, (xiv) the form of Administration Agreement among the Owner Trust, the Indenture Trustee and Navistar Financial Corporation, as administrator, and (xv) the form of Owner Trust Pooling and Servicing Agreement among the Company, Navistar Financial Corporation and the Owner Trust (collectively, the "Operative Documents"). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Company and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

          On the basis of the foregoing and on the basis of our examination of the Company's Certificate of Incorporation and bylaws and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

          (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

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          (b) With respect to the Notes and Owner Certificates of any series issued by any Owner Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such Notes and Owner Certificates and the forms of such Notes and Owner Certificates have been duly established and approved by the Company's Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above,
     (iv) the Trust Certificate for the related Owner Trust, if any, has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and Owner Certificates have been duly executed and issued by such Owner Trust and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Company, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and Owner Certificates will have been duly authorized by all necessary action of such Owner Trust, will have been legally issued, will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, and, with respect to Owner Certificates, will be nonassessable, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

          (c) With respect to the Grantor Certificates of any series, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal balance, price, interest rate and other principal terms of such Grantor Certificates have been duly approved by the Board of Directors of the Company, (iii) the Grantor Trust Operative Documents relating thereto have been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Grantor Certificates have been duly executed by the Company, authenticated by the Grantor Trustee and sold by the Company, all in accordance with the terms and conditions of the related Grantor Trust Pooling and Servicing Agreement and in the manner described in the Registration Statement, such Grantor Certificates will have been duly authorized by all necessary corporate action of the Company, will have been legally issued, will be nonassessable, and will be enforceable in accordance with their terms and entitled to the benefits of the related Grantor Trust Pooling and Servicing Agreement, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the Securities.

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          We wish to advise you that we are members of the bar of the State of
New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Delaware General Corporate Law and the Delaware Business Trust Act.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion of even date herewith with respect to material tax matters as Exhibit 8.1 to the Registration Statement, to the reference to our firm in the Prospectus included in the Registration Statement under the captions "Certain Federal Income Tax Consequences" and "Legal Opinions" and to the reference to our firm in the Prospectus Supplement included in the Registration Statement under the captions "Summary", "Certain Federal Income Tax Consequences" and "Legal Opinions." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              KIRKLAND & ELLIS